Exhibit 10.1

U.S. Department of Justice United States Attorney Southern District of New York
86 Chambers Street, 3rd floor New York, New York 10007 November 17, 2022

BY EMAIL

Jonathan M. Phillips

Gibson, Dunn & Crutcher LLP

1050 Connecticut Avenue, N.W.

Washington, D.C. 20036-5306

Re:	United States v. Progenity, Inc.
16 Civ. 9051 (LAP)

Dear Mr. Phillips:

I write in response to your October 17, 2022 letter requesting an extension of time for Biora Therapeutics, Inc., formerly known as Progenity Inc. (“Biora”), to make its next payment pursuant to Paragraph 3(d) of the Stipulation and Order of Settlement and Dismissal in this case (the “Stipulation”) approved by the Court on July 23, 2020. In that letter and during our prior discussion, you have represented that Biora is experiencing significant financial distress and lacks the available cash to both make the next payment due under the Stipulation and fund its business operations in the near term. In support of its request, Biora has submitted recent financial information concerning the company’s assets, cash flow, liabilities, and revenue (“Current Financial Information”). The United States has relied on the truth, accuracy, and completeness of the Current Financial Information, and Biora has warranted that the Current Financial Information is true, complete, and accurate.

Based on Biora’s representations and submissions described above, the United States is willing to extend the deadline for Biora to make its next payment pursuant to Paragraph 3(d) of the Stipulation from December 31, 2022, to July 15, 2023. Biora agrees to, on or before July 15, 2023, pay the United States the sum of $2,778,473.71, plus interest which shall be compounded annually at a rate of 1.25% accruing from the Effective Date.

This letter does not in any way affect any other provision of the Stipulation, including but not limited to the December 31, 2023 deadline for Biora to make its payment pursuant to Paragraph 3(e) of the Stipulation and the rights and the remedies the United States has in the event that Biora defaults by not making payments required by the Stipulation. Please counter-sign below to confirm your agreement with the above terms and return the signed letter to me.

Sincerely yours,

DAMIAN WILLIAMS
United States Attorney for the Southern District of New York

By:	/s/ JEFFREY K. POWELL
JEFFREY K. POWELL
Assistant United States Attorney
Tel.: (212) 637-2706
Email: Jeffrey.Powell@usdoj.gov

cc:	Michael Fleiss, Esq.
Email: mfleiss@ssrga.com
Counsel for Relator

For Biora:

Dated: November 21, 2022

BIORA THERAPEUTICS, INC.

By:	/s/ Clarke Neumann
Clarke Neumann
SVP General Counsel & Secretary

GIBSON, DUNN & CRUTCHER LLP

By:	/s/ Jonathan M. Phillips
Jonathan M. Phillips
1050 Connecticut Avenue, N.W. Washington, D.C. 20036-5306
Phone: 202-955-8220
Email: jphillips@gibsondunn.com
Attorneys for Biora, Inc.

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